SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made this __ day of October, 2021, (the "Effective Date") between John Ogren ("Ogren") and TPT Global Tech, Inc. ("TPT"). Collectively, Ogren and TPT may be referred to as the "Parties", or each individually as a "Party".

WHEREAS, on August 17, 2021, an Award of Arbitrator was issued in Ogren's favor and against TPT in the American Arbitration Case Number 01-21-0000-2879 (the "Award");

WHEREAS, TPT has failed to make the payment required by the Award within the time set by the Award;

WHEREAS, on September 16, 2021, Ogren initiated Oakland County Circuit Court lawsuit, case number 2021-190081-CZ, against TPT to confirm the Award and for entry of judgment (the "Lawsuit");

WHEREAS, solely to avoid the expense and uncertainty of litigation, the Parties have agreed to resolve the Award and the Lawsuit pursuant to the following Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual covenants contained herein, and for other valuable consideration, it is agreed as follows:

1. Payment. TPT agrees to pay Ogren a total of Two Hundred Thousand Dollars ($200,000) payable as follows:

- One Hundred Twenty Thousand Dollars ($120,000) within fourteen (14) days of the Effective Date;
- Twenty Thousand Dollars ($20,000) on or before December 5, 2021;
- Twenty Thousand Dollars ($20,000) on or before January 5 2022;
- Twenty Thousand Dollars ($20,000) on or before February 5 2022;
- Twenty Thousand Dollars ($20,000) on or before March 5 2022;

Payment shall be made by wire transfer of United States Dollars to the account instructions set forth on **Exhibit A.**

2. Dismissal of Lawsuit. Within five (5) business days of the receipt of the first payment of One Hundred Twenty Thousand Dollars ($120,000) due under this Agreement, Ogren shall dismiss the Lawsuit without prejudice. Within five (5) business days of the receipt of the last payment of Twenty Thousand Dollars ($20,000) due under this Agreement, and provided that Ogren has received all other payments due under this Agreement, Ogren shall file a dismissal with prejudice in the Lawsuit.

3. Ogren's Release. Upon receipt of the last payment of Twenty Thousand Dollars ($20,000) due under this Agreement, and provided that Ogren has received all other payments due under this Agreement, Ogren, for himself, and on behalf of his successors, agents, assigns, and heirs, hereby releases TPT, as well as its successors, affiliates, subsidiaries, agents, and assigns, for any amounts due and owing to him under the Award or in the Lawsuit.

4. TPT's Release. Upon execution of this Agreement, TPT, for itself, and for its officers, directors, successors, agents, affiliates, and assigns, hereby releases Ogren, as well as his successors, agents, assigns, and heirs, for any amount it claims were due and owing to it for any reason, or for any claim that was or that could have been brought in the American Arbitration Case Number 01-21-0000-2879.

5. Pocket Judgment. Should TPT fail to make any payments due under this Agreement, Ogren may immediately file the consent judgment attached hereto as **Exhibit B** in the amount of Three Hundred Thirty-Four Thousand Nine Hundred and Eight Dollars and Twenty-Eight Cents. ($334,908.28), less any payments received from TPT, which would be in full satisfaction of the Award, including all attorney fees, costs, and interest incurred to date of the judgment. Interest shall begin accumulating on any such consent judgment as of the date of filing of the consent judgment at the rate of seven percent (7%) per annum. Ogren shall be entitled to recover his attorney fees and costs associated with attempting to collect any consent judgment entered under this Agreement. As part of this Agreement, TPT agrees to execute a Warrant Authorizing Confession of Judgment and deliver the same to counsel for Ogren. In the even that TPT makes full payment due to Ogren pursuant to the terms of this Agreement, the consent judgment and the Warrant Authorizing Confession of Judgment shall be destroyed and have no further effect.

(a). Right to Cure. Should Ogren believe TPT has defaulted on or breached this agreement in any manner, then before being entitled to file the stipulated judgment in Exhibit B, Ogren shall be required to give TPT written notice of the breach by email to ALL OF THE EMAIL ADDRESSES NOTED BELOW*, and time for TPT to cure the breach. The "**Cure Period**" as used herein means a period commencing on the date TPT receives notice from Ogren continuing for five (5) business days.

*[stephen@TPTglobaltech.com; gcook940@gmail.com; cfuller@fullerlawgroup.co (not .com)]

6. Authority. TPT and Ogren represent and warrant that they possess full authority to execute this document in the capacity and manner shown below.

7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, and assigns.

8. No Assignment. Ogren represents and warrants that he has not previously assigned or otherwise transferred to any person or entity all or any portion of any claim or claims released herein.

10. Choice of Law. This Agreement shall be construed, performed, governed, and enforced by and under the laws of the State of Michigan.

11. Review of Agreement. The parties represent and warrant that they have carefully read this Agreement, that they have had the opportunity to consult with counsel of their choice about this Agreement, that they fully understand this Agreement, and that they sign this Agreement as their free act and deed.

12. Headings. The headings of sections in this Agreement are provided for convenience only and shall not be used to construe the meaning or interpretation of any provision of this Agreement.

13. Integration. The Parties acknowledge and agree that no representations, promises, inducements or agreements not herein expressed have been made to or relied upon by them or by any person acting for or on their behalf. This Agreement contains the entire agreement between and among the Parties hereto on this subject matter and the terms of this Agreement are contractual and not merely a recital. All representations, promises and agreements made by either party to the other, whether written or oral, are understood by the parties to be merged in this Agreement, which Agreement may not be orally modified. The Parties understand and agree that this settlement includes not only claims presently known to them, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Arbitration Award as described above and this settlement. Then Parties understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Agreement, but they nevertheless waive any and all claims or rights based on different or additional facts. The Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, to claim any further actions against the other beyond what is stated in the four corners of this settlement agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single document. PDF, scanned, or facsimile signatures shall be deemed originals.

IN WITNESS WHEREOF, executed on the date set forth above:

JOHN OGREN	TPT GLOBAL TECH, INC.
By: [signature]	By:
Print Name: **John Ogren**	Print Name:
Date: 10/14/21	Its:
	Date:

9. Attorney Fees. Should Ogren be required to take any action to enforce the consent judgment attached hereto as **Exhibit B**, TPT agrees that Ogren shall be entitled to recover all his reasonable attorney fees and costs incurred in collecting upon that consent judgment.

10. Choice of Law. This Agreement shall be construed, performed, governed, and enforced by and under the laws of the State of Michigan.

11. Review of Agreement. The parties represent and warrant that they have carefully read this Agreement, that they have had the opportunity to consult with counsel of their choice about this Agreement, that they fully understand this Agreement, and that they sign this Agreement as their free act and deed.

12. Headings. The headings of sections in this Agreement are provided for convenience only and shall not be used to construe the meaning or interpretation of any provision of this Agreement.

13. Integration. The Parties acknowledge and agree that no representations, promises, inducements or agreements not herein expressed have been made to or relied upon by them or by any person acting for or on their behalf. This Agreement contains the entire agreement between and among the Parties hereto on this subject matter and the terms of this Agreement are contractual and not merely a recital. All representations, promises and agreements made by either party to the other, whether written or oral, are understood by the parties to be merged in this Agreement, which Agreement may not be orally modified. The Parties understand and agree that this settlement includes not only claims presently known to them, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Arbitration Award as described above and this settlement. Then Parties understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Agreement, but they nevertheless waive any and all claims or rights based on different or additional facts. The Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, to claim any further actions against the other beyond what is stated in the four corners of this settlement agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single document. PDF, scanned, or facsimile signatures shall be deemed originals.

IN WITNESS WHEREOF, executed on the date set forth above:

JOHN OGREN	STEPHEN J. THOMAS, III, CEO FOR TPT
By:__________	By: [signature]
Date:__________	Date: 11-18-21

Exhibit B

STATE OF MICHIGAN
IN THE OAKLAND COUNTY CIRCUIT COURT

JOHN OGREN,

Plaintiff,

Case No. 2021-190081-CZ

v.

Hon. Rae Lee Chabot

TPT GLOBAL TECH, INC.,

Defendant.

_______________________________________/

JUDGMENT AGAINST TPT GLOBAL TECH, INC.

This matter having come before the Court upon the Warrant Authorizing Confession of Judgment; the Court being otherwise duly advised in the premises:

Judgment is entered in favor of John Ogren, and against TPT Global Tech, Inc. in the amount of $_____________. This Judgment amounts includes all recoverable attorney fees, costs, or interest that could have been included up to the date of the entry of this Judgment. Interest shall accumulate on this Judgment from the date of its entry at a rate of seven percent (7%) per annum. Ogren shall be entitled to recovery of his reasonable attorney fees and costs incurred in collecting any amounts due under this Judgment. Reasonable attorney fees approved by the court amount to $___________.

Pursuant to MCR 2.602(A)(3), this Judgment resolves the last pending claim and closes the case.

____
CIRCUIT COURT JUDGE

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

WARRANT AUTHORIZING CONFESSION OF JUDGMENT

To secure the indebtedness of TPT Global Tech, Inc. ("TPT") to John Ogren for the settlement payment in that certain Settlement Agreement dated October __, 2021, the undersigned authorizes any attorney of the Court of record designated by John Ogren to: (a) appear for the undersigned in any such Court; (b) waive process and service; and (c) confess judgment against TPT in favor of John Ogren, in an amount of Three Hundred Thirty-Four Thousand Nine Hundred and Eight Dollars and Twenty-Eight Cents ($334,908.28) as arising under the Settlement Agreement, less any payments made under the Settlement Agreement.

The undersigned authorize H. William Burdett, Jr. of Howard & Howard Attorneys PLLC, or other attorney of any Court of record designated by John Ogren, to submit the Judgment in the form attached as Exhibit B to the Settlement Agreement in accordance with the terms of this Warrant Authorizing Confession of Judgment and the Settlement Agreement.

TPT agrees that the terms and provisions of this Confession comply with all of the requirements of MCL 600.2906 and that this Confession is a proper instrument, distinct from the Settlement Agreement for which judgment may be confessed, all as required in MCL 600.2906.

TPT acknowledges and agrees that it has fully read, completely understand and voluntarily enter into and execute this confession.

[signature]

~~Steven~~ J. Thomas, III
Stephen SJT III

STATE OF CALIFORNIA)
)ss.
COUNTY OF SAN DIEGO)

The foregoing instrument was acknowledged before me this 18th day of October, 2021, by Steven Thomas, who signed this document in my presence and acknowledged that he did the same as his free act and deed.

P. M. Chaganlal

Printed Name: PANKAJKUMAR CHAGANLAL
Notary Public, SAN DIEGO Count, CA
My commission expires: 10/23/2022

PANKAJKUMAR CHAGANLAL
COMM. #2259938
Notary Public - California
San Diego County
My Comm. Expires Oct. 23, 2022
NR01